Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Amendment #2 of this Registration Statement on Form S-4 of NYSE Euronext, Inc. of our report dated September 15, 2006 relating to the statement of financial condition of NYSE Euronext, Inc., which appears in such Registration Statement.  We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP

New York, New York

November 13, 2006